EX-31.1               >RULE 13a-14(a)/15d-14(a) CERTIFICATION OF PAUL EGAN

                  RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Paul Egan, certify that:

1. I have reviewed this quarterly report on Form 10-QSB/A of FreeStar Technology Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.

Dated: March 25, 2004                  By: /s/  Paul Egan
                                       Paul Egan, President